Exhibit 99.1

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (this “Agreement”) is entered into by and between Nivalis Therapeutics, Inc. (“EMPLOYER”) and R. Michael Carruthers (“EMPLOYEE”). For purposes of this Agreement, EMPLOYER includes TriNet Group, Inc. (“TriNet”) as well as past and present parents, subsidiaries, divisions, units, related companies, affiliates, successors and assigns, officers, directors, employees, shareholders, attorneys, agents, insurers and representatives of EMPLOYER; any present or past employee benefit plan sponsored by EMPLOYER and/or the officers, directors, trustees, administrators, employees, attorneys, agents, insurers and representatives of such plan; and any person who acted on behalf of EMPLOYER or on instruction from EMPLOYER.

In exchange for the releases and other agreements specified in this Agreement, the parties agree as follows:

A. EMPLOYEE’S Separation.

1. In connection with, and as a condition to, the closing of the transactions contemplated by that certain Agreement and Plan of Merger and Reorganization dated April 18, 2017 entered into by and among EMPLOYER, Alpine Immune Sciences, Inc. and Nautilus Merger Sub, Inc. (the “Merger Agreement”), EMPLOYEE’s employment with EMPLOYER will terminate subject to and effective upon the closing of the transactions under the Merger Agreement on or about July 24, 2017 (with the actual Closing Date, as such term is defined in the Merger Agreement, being hereafter referred to as the “Separation Date”). If the closing of the transactions under the Merger Agreement does not occur, EMPLOYEE’s employment shall continue and this Agreement, including any of the obligations of EMPLOYER or EMPLOYEE arising from and after the Separation Date, shall be null and void. EMPLOYEE will no longer be entitled to any further compensation, monies or other benefits from EMPLOYER, including coverage under any benefits plans or programs sponsored by EMPLOYER after the Separation Date.

2. This Agreement sets forth the terms of EMPLOYEE’s separation of service from EMPLOYER and supersedes and replaces all prior agreements and understandings, whether oral or written, including the Employment Agreement between EMPLOYER and EMPLOYEE dated January 21, 2015 (as thereafter amended, the “Employment Agreement”) relating to the subject matter hereof (except as provided in Section M below). The Employment Agreement is hereby terminated effective as of the Separation Date.

B. Separation Pay.

1. On or prior to the Separation Date, EMPLOYER will pay EMPLOYEE all compensation and earned benefits, subject to appropriate withholdings, to which EMPLOYEE is entitled through and including the Separation Date, which includes the wages and accrued but unused vacation/PTO set forth on Addendum A hereto.

2. Subject to EMPLOYEE’s compliance with the terms and conditions of this Agreement, EMPLOYER will provide EMPLOYEE with the additional benefits described below in exchange for EMPLOYEE’S release of any and all claims EMPLOYEE may have against EMPLOYER.

3. As consideration for EMPLOYEE’S release of all claims against EMPLOYER, and provided EMPLOYEE complies with his/her obligations under this Agreement and the NDA (as defined in Section M, below): (i) EMPLOYER will pay EMPLOYEE the gross sum of Three Hundred Fifty-Seven Thousand dollars ($357,000.00) plus the gross sum of Ninety-Eight Thousand dollars ($98,000.00) (which represents a portion of the retention bonus payable to EMPLOYEE), in each case less applicable Federal, state and local tax withholdings and other amounts required by law to be withheld (the “Separation Pay”); (ii) EMPLOYER will pay Employee the gross sum of Thirty-Two Thousand Five Hundred Ninety-Five dollars and Thirty-Three cents ($32,595.33) to reimburse EMPLOYEE for the cost of COBRA premiums to be paid in order for EMPLOYEE to maintain medical insurance coverage for twelve months following the Separation Date that is substantially equivalent to that which EMPLOYEE received immediately prior to the Separation Date less the amount paid by EMPLOYEE immediately prior to the Separation Date for EMPLOYEE’S contribution to premiums for EMPLOYER’S health insurance plus an amount equal to EMPLOYEE’s estimated income tax obligation using a flat rate of 32%, as a result of the payment in advance of this amount, (“COBRA Reimbursement”); and (iii) all outstanding stock options held by EMPLOYEE shall vest and become exercisable in full as of the Effective Date (as defined in Section D.6 below) (“Option Acceleration”); provided, however, that all such outstanding options will remain exercisable only for the time period set forth in the option agreement covering such outstanding options. EMPLOYEE further agrees to execute a release of all claims against EMPLOYER, identical to the releases set forth in this Agreement but effective as of the Separation Date (the “Additional Release”) and, as consideration for EMPLOYEE’s execution and nonrevocation of the Additional Release, EMPLOYER will pay to EMPLOYEE the gross sum of Two Thousand dollars ($2,000.00) (which represents the remainder of the retention bonus payable to EMPLOYEE), less applicable Federal, state and local tax withholdings and other amounts required by law to be withheld (the “Additional Separation Pay”).

4. The Separation Pay, COBRA Reimbursement, Option Acceleration and Additional Separation Pay are in addition to any and all other payments and benefits that may be owed to EMPLOYEE by EMPLOYER.

5. The Separation Pay and COBRA Reimbursement will be payable in each case as a single lump sum payment to EMPLOYEE on the Effective Date, but no earlier than the Separation Date. The Additional Separation Pay will be payable as a single lump sum payment to EMPLOYEE on the effective date of the Additional Release. EMPLOYEE authorizes EMPLOYER to pay the Separation Pay and COBRA Reimbursement by direct deposit processed through the TriNet Employer Payroll System.

C. EMPLOYEE’S General Release of EMPLOYER. In exchange for the consideration set forth in this Agreement, EMPLOYEE, on behalf of EMPLOYEE and his/her heirs, executors, representatives, successors and assigns, fully and completely releases and forever discharges EMPLOYER from any and all claims, demands, damages, losses, obligations, rights and causes of action of every kind and nature whatsoever, whether known or unknown, which EMPLOYEE has had, now has, or may have against EMPLOYER at any time through the date EMPLOYEE signs this Agreement, with the exception of any claims that arise after execution of this Agreement, claims that cannot legally be waived, and claims for breach of this Agreement. Subject to the limitations in the immediately preceding sentence, this general release of claims includes all claims arising under any Federal, state or local statute or ordinance, constitutional provision, public policy or common law, including claims under Title VII of the Civil Rights Act of 1964 and 1991, the Age Discrimination in Employment Act of 1967, the Civil Rights Act of 1866, the Civil Rights Act of 1871, the Employee Retirement Income Security Act (solely with respect to unvested benefits), the Consolidated Omnibus Budget Reconciliation Act, the Americans with Disabilities Act, the Rehabilitation Act of 1973, the Family Medical Leave Act, the Lilly Ledbetter Fair Pay Act of 2009, the Genetic Information Non-discrimination Act, the Worker Adjustment and Retraining Notification Act, the Fair Credit Reporting Act, Colorado Anti-Discrimination Act (Colo. Rev. Stat. § 24-34-401 et seq.), the Colorado Family Care Act (Colo. Rev. Stat. § 8-13.3-201 et. seq.), and workers’ compensation non-interference or non-retaliation statutes, all as amended; all common law or statutory claims relating to violations of public policy, retaliation, or interference with legal rights; all claims arising under other employment or discrimination laws; all claims that a past unlawful decision has or has had a continuing effect on EMPLOYEE’s compensation; all claims for compensation of any type whatsoever (including but not limited to claims for wages, bonuses, commissions, incentive compensation, equity compensation, vacation, reimbursements, and/or severance); all common law claims arising under tort, contract and/or quasi-contract; and all claims for monetary or equitable relief, including but not limited to attorneys’ fees, back pay, front pay, reinstatement, experts’ fees, medical fees or expenses, costs and disbursements.

D. EMPLOYEE’S Specific ADEA Release of EMPLOYER. EMPLOYEE acknowledges and agrees that by entering into this Agreement, he/she is waiving any and all rights that he/she may have under the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”). Pursuant to the Older Workers Benefit Protection Act, EMPLOYEE further expressly acknowledges and agrees that:

1. EMPLOYEE is entering into this Agreement voluntarily.

2. EMPLOYEE understands and agrees that, by signing this Agreement, he/she is giving up any right to file legal proceedings against the EMPLOYER for any claims arising on or before the date EMPLOYEE signs this Agreement. EMPLOYEE is not waiving (or giving up) rights or claims that may arise after the date EMPLOYEE signs this Agreement.

3. In return for this Agreement, EMPLOYEE will receive compensation that is in addition to any benefits to which he/she is already entitled to receive.

4. EMPLOYEE is hereby advised in writing by this Agreement to consult with an attorney before signing this Agreement.

5. EMPLOYEE understands that he/she has had at least forty-five (45) calendar days from the day he/she received this Agreement, not counting the day upon which he/she received it, to consider whether he/she wishes to sign this Agreement. If EMPLOYEE decides to sign this Agreement before the end of the forty-five (45) day period, which is solely EMPLOYEE’s choice, EMPLOYEE represents that his/her decision is knowing and voluntary and that he/she has not been pressured to make a decision sooner.

6. EMPLOYEE further understands that he/she may revoke (that is, cancel) this Agreement for any reason within seven (7) calendar days after signing it. EMPLOYEE agrees that the revocation must be in writing and hand-delivered or mailed to EMPLOYER. If mailed, the revocation must be postmarked within the seven (7) day period, properly addressed to Attn-Carin Cutler, Esq., Ballard Spahr LLP, 5480 Valmont Road, Suite 200, Boulder, CO 80301; and sent by certified mail, return receipt requested. This Agreement will not be effective or enforceable until the eighth day after EMPLOYEE has signed this Agreement without having revoked it (the “Effective Date”). EMPLOYEE understands that he/she will not receive any Separation Pay, the COBRA Reimbursement or the Option Acceleration if he/she revokes this Agreement.

7. EMPLOYEE acknowledges that he/she has been provided a copy of the Disclosure Statement attached as Addendum B.

E. Agreement Not to Sue.

1. EMPLOYEE expressly represents that he has not filed a lawsuit or initiated any administrative proceeding against the EMPLOYER and has not assigned any Claim against the EMPLOYER to any other person or entity. EMPLOYEE further promises not to initiate a lawsuit against the EMPLOYER relating to any claim arising prior to the date of execution of this Agreement, provided, however, that:

a. Nothing in this Agreement shall prevent EMPLOYEE from filing a lawsuit challenging the validity of this Agreement, or the knowing and voluntary nature of EMPLOYEE’s waiver of claims arising under the ADEA, or any breach of this Agreement;

b. Nothing in this Agreement shall prevent EMPLOYEE from filing a charge or administrative action with the Equal Employment Opportunity Commission, the U.S. Department of Labor, the National Labor Relations Board, the Occupational Health and Safety Administration, the Securities and Exchange Commission or other federal or similar state agency, or from participating in any investigation conducted by the EEOC, USDOL, NLRB, OSHA, SEC, or other federal or similar state agency; however, EMPLOYEE acknowledges and agrees that this Agreement means that in the event a charge or complaint is filed by EMPLOYEE or any other person or agency, EMPLOYEE personally shall have no right to any relief whatsoever against the EMPLOYER, including having no right to reinstatement, monetary damages or attorneys’ fees. Nothing herein prohibits EMPLOYEE from receiving an award for information provided to any Government Agencies.

F. No Admission of Liability. By entering into this Agreement, EMPLOYER does not admit that it is legally obligated to make any payment of Separation Pay or COBRA Reimbursement to EMPLOYEE or to effect the Option Acceleration. EMPLOYER and EMPLOYEE agree and acknowledge that this Agreement is not to be construed as an admission by EMPLOYER of any violation of any federal, state or local statute, ordinance or regulation, constitutional right, public policy, common law duty or contractual obligation and EMPLOYER denies that it is responsible or legally obligated for any claims or that it has engaged in any improper conduct or wrongdoing.

G. Taxes. It is understood and agreed that EMPLOYEE retains full and complete responsibility for any taxes, penalties, and assessments of any kind which may become due in connection with this Agreement.

H. Return of EMPLOYER Property; Duty of Cooperation. By no later than the Separation Date, EMPLOYEE shall (1) deliver to EMPLOYER all property belonging to EMPLOYER in EMPLOYEE’s possession or control and any other materials belonging to EMPLOYER (including but not limited to those that constitute or contain any trade secrets or confidential information), together with all copies of the foregoing; and (2) delete all electronically stored information containing any trade secrets or confidential information stored on any networks, computers or information storage devices not owned by EMPLOYER that are within EMPLOYEE’s possession or control. EMPLOYEE shall use reasonable efforts to cooperate with EMPLOYER on the transition of any EMPLOYER related files, documents or information and shall cooperate with any reasonable requests by EMPLOYER related to the preservation of any EMPLOYER property or information for use by EMPLOYER following the Separation Date.

I. Non-disparagement. EMPLOYEE agrees not to make, publish or communicate to any person or entity or in any public forum (including social media) at any time any defamatory or disparaging remarks, comments or statements concerning EMPLOYER. Notwithstanding the foregoing, this paragraph does not, in any way, restrict or impede EMPLOYEE from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or court order, including EMPLOYEES’ right to provide information to any Governmental Agencies, including the SEC, the EEOC, and the NLRB.

J. Interpretation of Agreement. This Agreement should be interpreted as broadly as possible to achieve EMPLOYEE’S intention to resolve all of EMPLOYEE’S claims against EMPLOYER. If this Agreement is held by a court to be inadequate to release a particular claim, this Agreement will remain in full force and effect with respect to all of the rest of my released claims.

K. Severability. If any provision of this Agreement is declared by any court of competent jurisdiction to be invalid for any reason, such invalidity shall not affect the remaining provisions of this Agreement, which shall be fully severable, and given full force and effect.

L. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Colorado without reference to conflicts of law provisions thereunder.

M. Continuing Confidentiality Noncompete Obligations. Regardless of whether EMPLOYEE signs this Agreement, EMPLOYEE has continuing obligations under his/her Proprietary Information and Inventions Agreement and Noncompete Agreement (the “NDA”) and EMPLOYEE acknowledges and affirms his/her continuing obligations under the provisions of the NDA, which shall survive termination of EMPLOYEE’S employment and which are unaffected by this Agreement.

N. Entire Agreement. This Agreement is the complete understanding between the parties regarding the subject matter of this Agreement and supersedes all prior agreements relating to the same subject matter.

O. Modification; Waiver. No provision of this Agreement may be amended, changed, altered, waived, or modified except in writing signed by each of the parties, which writing shall specifically reference this Agreement and the provision that the parties intend to modify.

P. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, and all of which together will constitute one document.

[Signature Page Follows]

The parties hereto have executed this Agreement on the date(s) shown below to be effective as of the Effective Date.

NIVALIS THERAPEUTICS, INC.

By:	/s/ Janice Troha
Name:	Janice Troha
Title:	Chief Operating Officer

Date: 6/27/17

AGREED TO AND ACCEPTED:

EMPLOYEE

/s/ R. Michael Carruthers
Name: R. Michael Carruthers

Date: 7/11/17

Addendum A

Wages payable through Separation Date shall be the gross sum of Eight Thousand Two Hundred Thirty-Eight dollars and Forty-Six cents ($8,238.46)

Retention bonus payable on Separation Date shall be the gross sum of Ninety-Eight Thousand dollars ($98,000.00) (which excludes the amount designated as Additional Separation Pay)

Accrued PTO/vacation paid through Separation Date shall be the gross sum of Twenty-Nine Thousand Sixty-One dollars and Seventeen cents ($29,061.17) (representing payment for 169.32 accrued PTO/vacation hours)